                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby  consent  to the use in this  Prospectus  and Proxy  Registration
Statement  on Form N-14 of our report dated  December 19, 2003,  relating to the financial statements and financial highlights of American Skandia Advisor Funds,
Inc., which appear in such Prospectus and Proxy  Registration  Statement whereby the assets of the ASAF T. Rowe Price Tax  Managed  Fund would be acquired by the
ASAF Marsico  Capital  Growth Fund. We also consent to the reference to us under the heading Plan of Reorganization in such Prospectus and Proxy Statement.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 26, 2004